UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2015

ENER-CORE, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-173040	45-0525350
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9400 Toledo Way
Irvine, California 92618

(Address of principal executive offices) (Zip Code)

(949) 616-3300

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective as of November 24, 2015, Ener-Core, Inc. (the “Company”) executed a Third Amendment to Securities Purchase Agreement dated April 22, 2015, and a Second Amendment to Securities Purchase Agreement dated May 7, 2015 (collectively, the “November Amendments”), each with certain investors holding the requisite number of conversion shares and warrant shares underlying the notes and warrants issued in April 2015 and May 2015 pursuant to the referenced purchase agreements. The Company previously disclosed the terms of the April 2015 and May 2015 purchase agreements, as amended prior to the November Amendments, and the securities issued pursuant thereto, in its current reports on Form 8-K dated April 23, 2015, May 7, 2015 and October 23, 2015. The November Amendments extend the deadline to December 31, 2015 for the Company’s consummation of a firm commitment underwritten public offering registered under the Securities Act of 1933, as amended, with aggregate gross proceeds to the Company equal to or in excess of $10,000,000, and related listing of its common stock on a national securities exchange.

The forms of the November Amendments are attached as Exhibits 10.1 and 10.2 to this report, and are incorporated herein by reference. The foregoing description of the November Amendments does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Form of Third Amendment to Securities Purchase Agreement dated April 22, 2015, effective as of November 24, 2015

10.2	Form of Second Amendment to Securities Purchase Agreement dated May 7, 2015, effective as of November 24, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 25, 2015	ENER-CORE, Inc.

	By:	/s/ Domonic J. Carney
Domonic J. Carney Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of Third Amendment to Securities Purchase Agreement dated April 22, 2015, effective as of November 24, 2015

10.2	Form of Second Amendment to Securities Purchase Agreement dated May 7, 2015, effective as of November 24, 2015

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